                                                                        Exhibit 10.1

SECURITIES PURCHASE AND SALE AGREEMENT

by and between

MILLENNIUM CELL INC.

and

HORIZON FUEL CELL TECHNOLOGIES PTE. LTD.

October 19, 2007

TABLE OF CONTENTS

1.	Definitions.	1
	1.1 Defined Terms Used in this Agreement.	1
2.	Purchases and Sales; Closing.	3
	2.1 MCEL Common Stock.	3
.	2.2 Horizon Note.	3
	2.3 Closing.	3
3.	Representations and Warranties of MCEL.	4
	3.1 Organization, Good Standing, Corporate Power and Qualification.	4
	3.2 Corporate Power and Authorization.	4
	3.3 Capitalization.	4
	3.4 Subsidiaries.	5
	3.5 Valid Issuance of MCEL Shares.	5
	3.6 Purchase for Own Account; Accredited Investor.	5
	3.7 Restricted Securities.	5
	3.8 Legends.	6
	3.9 Access to Information.	6
	3.10 Filings, Consents and Approvals; Non-Contravention.	6
	3.11 Litigation.	7
	3.12 MCEL Intellectual Property.	7
	3.13 Compliance.	7
	3.14 Voting Rights.	7
	3.15 MCEL Financial Statements.	7
	3.16 Material Changes.	8
	3.17 MCEL Tax Returns and Payments.	8
	3.18 MCEL Insurance.	8
	3.19 Private Placement.	8
	3.20 No Broker’s or Finder’s Fee.	8
	3.21 Environmental Matters.	8
	3.22 Disclosure.	9
4.	Representations and Warranties of Horizon.	9
	4.1 Organization, Good Standing, Corporate Power and Qualification.	9
	4.2 Corporate Power and Authorization.	9
	4.3 Capitalization.	10
	4.4 Subsidiaries.	10
	4.5 Valid Issuance of Horizon Shares.	10
	4.6 Purchase for Own Account; Accredited Investor.	10
	4.7 Restricted Securities.	11
	4.8 Legends.	11
	4.9 Access to Information.	11
	4.10 Filings, Consents and Approvals; Non-Contravention.	11
	4.11 Litigation.	12
	4.12 Horizon Intellectual Property.	12
	4.13 Compliance.	12
	4.14 Voting Rights.	12
	4.15 Horizon Financial Statements.	13
	4.16 Material Changes.	13
	4.17 Horizon Tax Returns and Payments.	13
	4.18 Horizon Insurance.	13
	4.19 Private Placement.	13
	4.20 No Broker’s or Finder’s Fee.	14
	4.21 Environmental Matters.	14
	4.22 Disclosure.	14
5.	Covenants and Agreements.	14
	5.1 Continued Access to Information; Confidentiality; Public Announcement .	14
	5.2 Further Assurances.	15
	5.3 Board Observers.	15
	5.4 Lock-Up.	16
	5.5 Voting Agreements.	16.
	5.6 Resale Registration Statement.	16
6.	Indemnification.	18
	6.1 Indemnification of Horizon.	18
	6.2 Indemnification of MCEL.	18
	6.3 Procedures.	19
7.	Miscellaneous.	20
	7.1 Survival.	20
	7.2 Transfer; Successors and Assigns.	21
	7.3 Governing Law; Submission to Jurisdiction.	21
	7.4 Counterparts.	21
	7.5 Construction of Certain Terms.	21
	7.6 Notices.	21
	7.7 Fees and Expenses.	22
	7.8 Amendments and Waivers.	22
	7.9 Severability.	23
	7.10 Delays or Omissions.	23
	7.11 Entire Agreement.	23

Exhibit A                     Form of Joint Collaboration LOI
Exhibit B                      Form of Horizon Note

i

SECURITIES PURCHASE AND SALE AGREEMENT

THIS SECURITIES PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of October 19, 2007 by and among Millennium Cell Inc., a corporation organized under the laws of the State of Delaware (the “MCEL”), and Horizon Fuel Cell Technologies Pte. Ltd., a company limited by shares organized under the laws of the Republic of Singapore (“Horizon”).  Each of MCEL and Horizon also may be referred to herein individually as a “Party” or collectively as the “Parties.”

Recitals

WHEREAS, MCEL and Horizon desire to enter into a strategic joint development program and collaborate to develop fuel cell products which embody and/or are developed from synergistic applications of the combined expertise of the Parties on the terms set forth in the non-binding letter of intent attached as Exhibit A hereto (the “Joint Collaboration LOI”);

WHEREAS, as an inducement to enter into such joint development program, and subject to the terms and conditions of this Agreement, MCEL and Horizon have agreed that at the Closing (as defined herein) (i) MCEL will issue to Horizon shares of MCEL Common Stock (as defined herein) with an agreed value of $5,000,000 and (ii) Horizon will issue to MCEL a promissory note in the aggregate principal amount of $5,000,000, substantially in the form attached as Exhibit B hereto (the “Horizon Note”), which, upon receipt of the Horizon Shareholder Approval (as defined herein), shall automatically convert into Horizon Ordinary Shares (as defined herein) with an agreed value of $5,000,000.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Definitions.

1.1.  Defined Terms Used in this Agreement.

 In addition to the terms specifically defined throughout this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that, for the avoidance of doubt (i) MCEL is not an Affiliate of Horizon and (ii) Horizon is not an Affiliate of MCEL.

“Applicable Law” means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, decree or other requirement of any Governmental Authority applicable to such Person or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person).

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in New York City or Singapore.

“Environmental Laws” shall mean all laws (i) related to releases or threatened releases of any Hazardous Materials in soil, surface water, groundwater, structures, or air; or (ii) governing the use, treatment, storage, disposal, transport, emissions, or handling of Hazardous Materials.  Such Environmental Laws shall include, but are not limited to, the Clean Air Act, Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act, as well as any other foreign, federal, state, or local laws addressing protection of the environment and human health and safety.

“Environmental Permits” means all licenses, permits, approvals, registrations, authorizations, variances, certificates, clearances, consents, commissions, franchises, exemptions, orders and qualification filings from or with any authorities required under applicable Environmental Laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Hazardous Materials” shall mean any pollutant, toxic substance, contaminant, hazardous waste, hazardous substance or extremely hazardous material regulated under any Environmental Laws, including, without limitation, petroleum or any refined product or fraction thereof, asbestos, or polychlorinated biphenyls.

“Horizon Disclosure Schedules” means the Schedules to the representations of Horizon contained in Article IV of this Agreement, which Schedules are annexed hereto.

“Horizon Material Adverse Effect” means any change or effect that (a) does or is reasonably likely to materially adversely affect the ability of Horizon to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (b) does or is reasonably likely to materially adversely affect the business, assets (including intangible assets), liabilities, prospects, financial condition or results of operations of Horizon.

“Horizon Ordinary Shares” means the ordinary shares of S$1.00 each in the share capital of Horizon.

“Horizon Shareholder Approval” means the approval of a resolution at an extraordinary general meeting of the shareholders of Horizon granting Horizon’s board of directors the authority to allot the authorized but unissued share capital of Horizon and Horizon receiving the Preferred Shareholder Consent (as such term is defined in the Horizon Articles) required for the issuance of the Horizon Shares and the disapplication of any and all pre-emptive rights afforded to any of the shareholders of Horizon in connection with such issuance.

“MCEL Disclosure Schedules” means the Schedules to the representations of MCEL contained in Article III of this Agreement, which Schedules are annexed hereto.

“MCEL Material Adverse Effect” means any change or effect that (a) does or is reasonably likely to materially adversely affect the ability of MCEL to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (b) does or is reasonably likely to materially adversely affect the business, assets (including intangible assets), liabilities, prospects, financial condition or results of operations of MCEL.

“MCEL Common Stock” means the common stock of MCEL, par value $0.001 per share.

“Person” means and includes an individual, a limited liability company, a partnership, a joint venture, a corporation or trust, an unincorporated organization, a group or Governmental Authority.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Agreements” means, collectively, this Agreement, the Joint Collaboration LOI and the Horizon Note.

2.  Purchases and Sales; Closing.

2.1.  MCEL Common Stock.

  On the Closing Date (as defined in Section 2.3), and subject to the terms and conditions set forth in this Agreement, MCEL hereby agrees to sell, issue and deliver to Horizon, and Horizon hereby agrees to purchase and accept from MCEL, 7,936,508 shares of MCEL Common Stock (the “MCEL Shares”).

2.2.  Horizon Securities.  On the Closing Date and subject to the terms and conditions set forth in this Agreement, Horizon hereby agrees to sell, issue and deliver to MCEL, and MCEL hereby agrees to purchase from Horizon, the Horizon Note which shall, upon receipt of the Horizon Shareholder Approval, be automatically converted into 33,740 Horizon Ordinary Shares (the “Horizon Shares” and, together with the Horizon Note, the “Horizon Securities”).

2.3.  Closing.

 The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place contemporaneously with the execution and delivery of this Agreement.  The Closing shall take place at the offices of Dickstein Shapiro LLP, 1177 Avenue of the Americas, New York, N.Y. 10036 on the date hereof (the “Closing Date”), or at such other location or time as the Parties may agree.  At the Closing, the following shall occur:

(a)  MCEL shall issue to Horizon, in exchange for the Horizon Shares, certificates representing the MCEL Shares, duly registered in the name of Horizon and endorsed with the restrictive legends set forth in Section  4.8;

(b)  Horizon shall issue to MCEL, in exchange for the MCEL Shares, the Horizon Note; and

(c)  MCEL and Horizon shall execute and deliver any other documents, certificates and agreements necessary or desirable to accomplish the foregoing.

3.  Representations and Warranties of MCEL.

 MCEL hereby represents and warrants (and each such representation and warranty shall be deemed to have been made with respect to MCEL and each subsidiary of MCEL that is set forth in Schedule 3.4), in each case as if such representation and warranty were made by such subsidiary) to Horizon that:

3.1.  Organization, Good Standing, Corporate Power and Qualification.

MCEL is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  MCEL is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a MCEL Material Adverse Effect.  MCEL has the requisite corporate power and authority to own and operate its properties and assets.

3.2.  Corporate Power and Authorization.  MCEL

 has all requisite legal and corporate power and authority to enter into this Agreement and each other Transaction Agreement to which it is a party and to issue and sell the MCEL Shares hereunder and to carry out and perform its obligations in accordance with the terms of this Agreement and each other Transaction Agreement to which it is a party.  The execution and delivery by MCEL of this Agreement and each other Transaction Agreement to which MCEL is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of MCEL and no further corporate action is required by MCEL.  This Agreement has been (and each other Transaction Agreement to which MCEL is a party will be) duly executed and delivered by MCEL and constitute the valid and binding obligation of MCEL enforceable against MCEL in accordance with the terms of this Agreement and such other Transaction Agreements, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3.  Capitalization.

 The number of shares and type of all authorized, issued and outstanding capital stock of MCEL (including any treasury shares) and the number of shares of MCEL Common Stock underlying all outstanding options, warrants and other convertible securities are set forth in Schedule 3.3.  No securities of MCEL are entitled to preemptive rights, rights of participation, or any similar right to participate in the transactions contemplated by this Agreement.  Except as disclosed in the reports, schedules, forms, statements and other filings filed by MCEL with the SEC under the Securities Act and the Exchange Act (the “MCEL SEC Reports”), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of MCEL Common Stock, or any contracts, commitments, understandings or arrangements by which MCEL is or may become bound to issue additional shares of MCEL Common Stock, or securities or rights convertible or exchangeable into shares of MCEL Common Stock.  The issuance and sale of the MCEL Shares hereunder will not obligate any Person (other than Horizon) to purchase any securities of MCEL, and will not result in a right of any holder of MCEL securities to adjust the exercise, conversion, exchange or reset price under such securities.

3.4.  Subsidiaries.

 Except as set forth in Schedule 3.4, MCEL does not currently own or control, and has never owned or controlled, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.  Except as disclosed in Schedule 3.4 and except as contemplated by the Joint Collaboration LOI, MCEL is not a participant in any joint venture, teaming, partnership or similar arrangement.

3.5.  Valid Issuance of MCEL Shares.

 The MCEL Shares, when issued, sold and delivered in accordance with the terms of this Agreement and in consideration of the Horizon Note, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer imposed under the this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by Horizon.  Assuming the accuracy of the representations of Horizon in Section 4.6 of this Agreement, the MCEL Shares will be issued hereunder in compliance with all applicable federal and state securities laws.

3.6.  Purchase for Own Account; Accredited Investor.  MCEL hereby confirms that the Horizon Note to be acquired by MCEL hereunder and the Horizon Shares issuable upon conversion of the Horizon Note (together, the “Horizon Securities”) will be acquired for investment for MCEL’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that MCEL has no present intention of selling, granting any participation in, or otherwise distributing the same.  MCEL is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.7.  Restricted Securities.

 MCEL understands that the Horizon Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of MCEL’s representations as expressed herein.  MCEL understands that the Horizon Securities are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, MCEL must hold the Horizon Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  MCEL acknowledges that Horizon has no obligation to register or qualify the Horizon Securities for resale and further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Horizon Securities, and on requirements relating to Horizon which are outside of MCEL’s control, and which Horizon is under no obligation and may not be able to satisfy.

3.8.  Legends.

 MCEL understands that the Horizon Securities and any securities issued in respect of or in exchange for the Horizon Securities, will bear one or all of the following legends:

(a)  “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY,  MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND, TO THE EXTENT REQUIRED, ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAN AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.”

(b)  Any legend required by the securities laws of any jurisdiction to the extent such laws are applicable to the Horizon Securities.

3.9.  Access to Information.

 Without in any way limiting the effect of the representations and warranties of Horizon set forth in Section 4 hereof, as of the date of this Agreement, MCEL has had an opportunity to discuss Horizon’s business, management and financial affairs with Horizon’s officers and management employees and review all documents and records of Horizon to the extent that MCEL has requested such discussions, documentation and records.

3.10.  Filings, Consents and Approvals; Non-Contravention

.

 MCEL is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Governmental Authority or other Person in connection with the execution, delivery and performance by MCEL of this Agreement and each other Transaction Agreement to which MCEL is a party in accordance with their respective terms, other than the filing of a Current Report on Form 8-K and a Form D with the SEC and filings required by the Nasdaq Stock Market.  The execution, delivery and performance of this Agreement and each other Transaction Agreement to which MCEL is a party and the consummation of the transactions contemplated hereby and thereby by MCEL do not and will not (i) contravene or conflict with the Certificate of Incorporation and Bylaws (and other equivalent organizational documents) of MCEL, (ii) contravene or conflict with or constitute a violation of any Applicable Law,  (iii) constitute a breach of or default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Person or to a loss of any benefit to which MCEL is entitled under any provision of any material contract binding upon MCEL or by which any of the assets of MCEL or the MCEL Shares are or may be bound, or (iv) result in the creation or imposition of any liens, claims or encumbrances on any asset of MCEL or any of the MCEL Shares.

3.11.  Litigation.

 There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to MCEL’s knowledge, any threat thereof (a) against MCEL; or (b) that questions the validity of this Agreement or any other Transaction Agreement to which MCEL is a party or the right of MCEL to enter into such agreements, or to consummate the transactions contemplated by such agreements in accordance with their respective terms.  There is no action, suit, proceeding or investigation pending that was initiated by MCEL or which MCEL currently intends to initiate.

3.12.  MCEL Intellectual Property.

 MCEL has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “MCEL Intellectual Property”) that are necessary or material for use in connection with its business and which the failure to so have, would have, or would reasonably be expected to result in, an MCEL Material Adverse Effect.  MCEL has not received a written notice that the MCEL Intellectual Property used by MCEL violates or infringes upon the rights of any Person which, if determined adversely to MCEL would, individually or in the aggregate, have an MCEL Material Adverse Effect.  All such MCEL Intellectual Property is enforceable and, to MCEL’s knowledge, there is no existing infringement by another Person of any of the MCEL Intellectual Property.

3.13.  Compliance.

  MCEL is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by MCEL under), nor has MCEL received written notice of a claim that it is in default under or that it is in violation of, in any material respect, any material indenture, instrument, loan or credit agreement or any other material agreement to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body applicable to MCEL, or (iii) in violation of any statute, rule or regulation of any Governmental Authority applicable to MCEL, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

3.14.  Voting Rights.  E

xcept as set forth in Schedule 3.14, to the knowledge of MCEL, no stockholder of MCEL has entered into any agreements with respect to the voting of capital stock of MCEL.

3.15.  MCEL Financial Statements.

 The financial statements of MCEL included in its Annual Report on Form 10-K filed with the SEC on March 30, 2007 and its Quarterly Report on Form 10-Q filed with the SEC on August 14, 2007 fairly present the financial position of MCEL and its consolidated subsidiaries as of and for the dates of such financial statements and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and the absence of footnotes.

3.16.  Material Changes.

 Since the date of the financial statements included the Quarterly Report on Form 10-Q filed by MCEL with the SEC on August 14, 2007:  (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in an MCEL Material Adverse Effect, (ii) MCEL has not incurred any liabilities (contingent or otherwise) other than: (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in MCEL’s financial statements pursuant to United States generally accepted accounting principles and (C) expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement, (iii) MCEL has not altered its method of accounting or the identity of its auditors, (iv) MCEL has not declared or paid any dividend (other than dividends payable on MCEL’s Series B-1 Convertible Preferred Stock and Convertible Series C2 Preferred Stock) or distributed any cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) MCEL has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing MCEL stock option plans or deferred compensation plans.

3.17.  MCEL Tax Returns and Payments.

 There are no federal, state, county, local or foreign taxes due and payable by MCEL which have not been timely paid.  There are no accrued and unpaid federal, state, county, local or foreign taxes of MCEL which are due, whether or not assessed or disputed.  There have been no examinations or audits of any MCEL tax returns by any applicable Governmental Authority.  MCEL has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes owed or payable by MCEL for any year.

3.18.  MCEL Insurance.

 MCEL maintains insurance policies for the business and assets of MCEL against all risks normally insured against, and in amounts normally carried by, corporations of similar size engaged in similar lines of business, and all such insurance policies are in full force and effect and such policies, or policies providing substantially similar coverage (but in any event not less than the amount of coverage currently provided) will be maintained by MCEL after giving effect to the transactions contemplated by this Agreement.

3.19.  Private Placement.

 Assuming the accuracy of Horizon’s representations and warranties set forth in Section 4.6, no registration under the Securities Act is required for the offer, issuance and sale of the MCEL Shares by MCEL to Horizon as contemplated hereby.

3.20.  No Broker’s or Finder’s Fee.

 Except as set forth in Schedule 3.20, no agent, broker, investment banker, Person or firm acting on behalf of MCEL, or under the authority of MCEL, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from any Party in connection with the transactions contemplated hereby.

3.21.  Environmental Matters.  MCEL is in compliance with and has not received any notice of any violation of any Environmental Laws except with respect to any violation which would not reasonably be expected to result in an MCEL Material Adverse Effect

.  MCEL holds and is in compliance with all Environmental Permits required to be held by it under applicable Environmental Laws, except where the failure to hold any such Environmental Permit or the failure to comply with any such Environmental Permit would not reasonably be expected to have an MCEL Material Adverse Effect.  There are no Hazardous Materials in, on, under, emanating from, or migrating onto any portion of any property or structure at any time owned, leased or occupied by MCEL and MCEL has not generated, handled, treated, recycled, stored, transported, disposed of, arranged for the disposal of, released, or placed any Hazardous Materials in, on or under any such property or structure.  MCEL has not assumed by any means any actual or potential liability of any other Person under any Environmental Laws.

3.22.  Disclosure.

 MCEL understands and confirms that Horizon is relying on the foregoing representations in acquiring the MCEL Shares hereunder.  No representation or warranty by MCEL contained in this Agreement and no statement contained in the MCEL Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the representations and warranties herein or the statements therein not misleading.

4.  Representations and Warranties of Horizon.

 Horizon hereby represents and warrants (and each such representation and warranty shall be deemed to have been made with respect to Horizon and each subsidiary of Horizon that is disclosed in Schedule 4.4, in each case as if such representation and warranty were made by such subsidiary) to MCEL that:

4.1.  Organization; Good Standing; Corporate Power and Qualification.  Horizon

 is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  Horizon is duly qualified to transact business and is in good standing in each jurisdiction where the failure to so qualify would have a Horizon Material Adverse Effect.  Horizon has the requisite corporate power and authority to own and operate its properties and assets.

4.2.  Corporate Power and Authorization.

 Horizon has all requisite legal and corporate power and authority to enter into this Agreement and each other Transaction Agreement to which Horizon is a party and to issue and sell the Horizon Note hereunder and, upon receipt of the Horizon Shareholder Approval, to issue the Horizon Shares upon conversion of the Horizon Note, and to carry out and perform its obligations in accordance with the terms of this Agreement and each other Transaction Agreement to which Horizon is a party.  The execution and delivery by Horizon of this Agreement and each other Transaction Agreement to which Horizon is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Horizon (except for the Horizon Shareholder Approval) and no further corporate action is required by Horizon (except for the Horizon Shareholder Approval).  This Agreement has been and each other Transaction Agreement to which Horizon is a party will be duly executed and delivered by Horizon and constitute the valid and binding obligation of Horizon enforceable against it in accordance with its respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3.  Capitalization.  Immediately prior to the Closing, the number of shares and type of all authorized and issued share capital of Horizon (including any treasury shares) is set forth in Schedule 4.3.  Except as provided in the Articles of Association of Horizon as in effect as of the date hereof (the “Horizon Articles”), no securities of Horizon are entitled to preemptive rights, rights of participation, or any similar right to participate in the transactions contemplated by this Agreement.  Immediately prior to the Closing and except as disclosed in Schedule 4.3, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Horizon Ordinary Shares, or any contracts, commitments, understandings or arrangements by which Horizon is or may become bound to issue additional Horizon Ordinary Shares, or securities or rights convertible or exchangeable into shares of Horizon Ordinary Shares.  Except as disclosed in Schedule 4.3, the issuance and sale of the Horizon Note hereunder and the issuance of the Horizon Shares upon conversion of the Horizon Note will not obligate any Person (other than MCEL) to purchase any securities of Horizon, and will not result in a right of any holder of Horizon securities to adjust the exercise, conversion, exchange or reset price under such securities.

4.4.  Subsidiaries.  Except as disclosed in Schedule 4.4, Horizon does not currently own or control, and has never owned or controlled, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.  Except as disclosed in Schedule 4.4 and except as contemplated by the Joint Collaboration LOI, Horizon is not a participant in any joint venture, teaming, partnership or similar arrangement.

4.5.  Valid Issuance of Horizon Securities.  The Horizon Note, when issued, sold and delivered in accordance with the terms of this Agreement in consideration of the MCEL Shares, will be duly authorized and validly issued.  The Horizon Shares, when issued upon conversion of the Horizon Note, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer imposed under this Agreement, the Horizon Articles, applicable state and federal securities laws and liens or encumbrances created by or imposed by MCEL.  Assuming the accuracy of the representations of MCEL in Section 3.6 of this Agreement, the Horizon Securities will be issued hereunder and under the Horizon Note in compliance with all applicable federal and state securities laws.

4.6.  Purchase for Own Account; Accredited Investor.    Horizon hereby confirms that the MCEL Shares to be acquired by Horizon hereunder will be acquired for investment for Horizon’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Horizon has no present intention of selling, granting any participation in, or otherwise distributing the same.  Horizon is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.7.  Restricted Securities.

 Horizon understands that the MCEL Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Horizon’s representations as expressed herein.  Horizon understands that the MCEL Shares are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, Horizon must hold the MCEL Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Horizon acknowledges that MCEL has no obligation to register or qualify the Horizon Shares for resale except as set forth in Section 5.6.  Horizon further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the MCEL Shares, and on requirements relating to MCEL which are outside of Horizon’s control, and which the MCEL is under no obligation and may not be able to satisfy.

4.8.  Legends.

 Horizon understands that the MCEL Shares and any securities issued in respect of or in exchange for the MCEL Shares, will bear one or all of the following legends:

(a)  “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY,  MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND, TO THE EXTENT REQUIRED, ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAN AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.”

(b)  Any legend required by the securities laws of any state to the extent such laws are applicable to the MCEL Shares represented by the certificate so legended.

4.9.  Access to Information.

Without in any way limiting the effect of the representations and warranties of MCEL set forth in Section 3 hereof, as of the date of this Agreement, Horizon has had an opportunity to discuss MCEL’s business, management and financial affairs with MCEL’s officers and management employees and review all documents and records of MCEL to the extent that Horizon has requested such discussions, documentation and records.

4.10.  Filings, Consents and Approvals; Non-Contravention.  Except for the Horizon Shareholder Approval,

Horizon is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Governmental Authority or other Person in connection with the execution, delivery and performance by Horizon of this Agreement and each other Transaction Agreement to which Horizon is a party in accordance with their respective terms, other than required by blue sky filings.  The execution, delivery and performance of this Agreement and each other Transaction Agreement to which Horizon is a party and the consummation of the transactions contemplated hereby and thereby by Horizon does not and will not (i) contravene or conflict with the Memorandum of Association of Horizon or the Horizon Articles (or other equivalent organizational documents of Horizon), (ii) contravene or conflict with or constitute a violation of any Applicable Law, (iii) constitute a breach of or default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Person or to a loss of any benefit to which Horizon is entitled under any provision of any material contract binding upon Horizon or by which any of the assets of Horizon or the Horizon Shares are or may be bound, or (iv) result in the creation or imposition of any liens, claims or encumbrances on any asset of Horizon or any of the Horizon Securities.

4.11.  Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to Horizon’s knowledge, any threat thereof (a) against Horizon; or (b) that questions the validity of this Agreement or the right of Horizon to enter into this Agreement or any other Transaction Agreement to which Horizon is a party, or to consummate the transactions contemplated hereby and thereby in accordance with their respective terms.  There is no action, suit, proceeding or investigation pending that was initiated by Horizon or which Horizon currently intends to initiate.

4.12.  Horizon Intellectual Property.  Horizon has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Horizon Intellectual Property”) that are necessary or material for use in connection with its business and which the failure to so have, would have, or would reasonably be expected to result in, a Horizon Material Adverse Effect.  Horizon has not received a written notice that the Horizon Intellectual Property used by Horizon violates or infringes upon the rights of any Person which if determined adversely to Horizon would, individually or in the aggregate, have a Horizon Material Adverse Effect.  All such Horizon Intellectual Property is enforceable and, to Horizon’s knowledge, there is no existing infringement by another Person of any of the Horizon Intellectual Property.

4.13.  Compliance.  Horizon is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Horizon under), nor has Horizon received written notice of a claim that it is in default under or that it is in violation of, in any material respect, any material indenture, instrument, loan or credit agreement or any other material agreement to which it is a party or by which any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body applicable to Horizon, or (iii) in violation of any statute, rule or regulation of any Governmental Authority applicable to Horizon, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

4.14.  Voting Rights.  Except as disclosed in Schedule 4.14 and except for agreements whereby shareholders of Horizon have agreed to vote in favor of the approvals needed to complete the transactions contemplated by this Agreement and the Horizon Note, to the knowledge of Horizon, no shareholder of Horizon has entered into any agreements with respect to the voting of the share capital of Horizon.

4.15.  Horizon Financial Statements.  The most recently prepared financial statements of Horizon and its consolidated subsidiaries are attached hereto as Schedule 4.15 (the “Horizon Financial Statements”).  The Horizon Financial Statements fairly present the financial position of Horizon and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

4.16.  Material Changes.  Since the date of the most recently prepared Horizon Financial Statements: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Horizon Material Adverse Effect, (ii) Horizon has not incurred any liabilities (contingent or otherwise) other than: (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in Horizon’s financial statements pursuant to applicable accounting rules and regulations and (C) expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement, (iii) Horizon has not altered its method of accounting or the identity of its auditors, if any, (iv) Horizon has not declared or paid any dividend or distributed any cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital and (v) Horizon has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Horizon stock option plans or deferred compensation plans.

4.17.  Horizon Tax Returns and Payments.  There are no federal, state, county, local or foreign taxes due and payable by Horizon which have not been timely paid.  There are no accrued and unpaid federal, state, county, local or foreign taxes of Horizon which are due, whether or not assessed or disputed.  There have been no examinations or audits of any Horizon tax returns by any applicable Governmental Authority.  Horizon has duly and timely filed all federal, state, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes owed or payable by Horizon for any year.

4.18.  Horizon Insurance.  Horizon maintains insurance policies for the business and assets of Horizon against all risks normally insured against, and in amounts normally carried, by corporations of similar size engaged in similar lines of business and all such insurance policies are in full force and effect and such policies, or policies providing substantially similar coverage (but in any event not less than the amount of coverage currently provided) will be maintained by Horizon after giving effect to the transactions contemplated by this Agreement.

4.19.  Private Placement.  Assuming the accuracy of MCEL’s representations and warranties set forth in Section 3.6, no registration under the Securities Act is required for the offer, issuance and sale of the Horizon Securities by Horizon to MCEL as contemplated hereby.

4.20.  No Broker’s or Finder’s Fee.  Except as set forth in Schedule 4.20, no agent, broker, investment banker, Person or firm acting on behalf of Horizon, or under the authority of Horizon, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from any Party in connection with the transactions contemplated hereby.

4.21.  Environmental Matters.  Horizon is in compliance with and has not received any notice of any violation of any Environmental Laws except with respect to any violation which would not reasonably be expected to result in a Horizon Material Adverse Effect

.  Horizon holds and is in compliance with all Environmental Permits required to be held by it under applicable Environmental Laws, except where the failure to hold any such Environmental Permit or the failure to comply with any such Environmental Permit would not reasonably be expected to have a Horizon Material Adverse Effect.  There are no Hazardous Materials in, on, under, emanating from, or migrating onto any portion of any property or structure at any time owned, leased or occupied by Horizon and Horizon has not generated, handled, treated, recycled, stored, transported, disposed of, arranged for the disposal of, released, or placed any Hazardous Materials in, on or under any such property or structure.  Horizon has not assumed by any means any actual or potential liability of any other Person under any Environmental Laws.

4.22.  Disclosure.  Horizon understands and confirms that MCEL is relying on the foregoing representations in acquiring the MCEL Shares hereunder.  No representation or warranty by Horizon contained in this Agreement, and no statement contained in the Horizon Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the representations and warranties herein or the statements therein not misleading.

5.  Covenants and Agreements.

5.1.  Continued Access to Information; Confidentiality; Public Announcement.

(a)           Upon reasonable prior notice from the other Party, each of MCEL and Horizon will (i) give the requesting Party (the “Requesting Party”), its counsel, financial advisors, auditors and other authorized representatives full access to the offices, employees, properties, and books and records of MCEL or Horizon (as applicable) and provide the Requesting Party access to its employees during normal business hours, (ii) furnish to the Requesting Party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data relating to the business of MCEL or Horizon (as applicable) (including, without limitation, all tax returns and tax workpapers, audit work papers, and financial and operational budgets and forecasts) as such Persons may reasonably request, provided that the accounting firm of each Party shall have no obligation to furnish work papers or related materials in contravention of such firm’s reasonable internal policies and provided further that no Party shall be obligated hereunder to provide the Requesting Party with any information that it reasonably believes to be a trade secret or otherwise proprietary to such Party, and (iii) instruct the employees, counsel and financial advisors of MCEL or Horizon (as applicable) to cooperate with the Requesting Party with respect to the foregoing.  The information and inspection rights of MCEL under this Section 5.1(a) shall terminate if either (x) the Horizon Note is not converted into the Horizon Shares and all amounts payable under the Horizon Note are paid in full to MCEL in accordance with the Horizon Note or (y) MCEL ceases to own at least 50% of the Horizon Shares issued upon conversion of the Horizon Note (as ratably adjusted for any share split, stock dividend, reverse share split, subdivision, combination, capital reorganization or reclassification, or any other similar change in the capitalization of Horizon).  The information and inspection rights of Horizon under this Section 5.1(a) shall terminate if Horizon ceases to own at least 50% of the MCEL Shares acquired by Horizon under this Agreement (as ratably adjusted for any stock split, stock dividend, reverse stock split, subdivision, combination, capital reorganization or reclassification, or any other similar change in the capitalization of MCEL).

(b)           Each of MCEL and Horizon agrees that it will hold in strict confidence and will not use or disclose to anyone other than its authorized representatives who have a need to know such information, and will use its reasonable best efforts to cause such authorized representatives to hold in strict confidence and to not disclose to others, the confidential documents and information concerning MCEL or Horizon (as applicable).  Each of MCEL and Horizon will be responsible for any breaches of this Section 5.1(b) by its authorized representatives.  For the avoidance of doubt, the termination of the rights afforded by Section 5.1(a) above shall not terminate the Parties’ obligations under this Section 5.1(b).

(c)           MCEL and Horizon will issue a joint press release announcing the transactions contemplated by this Agreement and MCEL will file a Current Report on Form 8-K reporting the execution and delivery of this Agreement, each other Transaction Agreement and the Closing, in each case as soon as practicable after the Closing.  MCEL and Horizon will consult with each other before issuing the joint press release and will not issue any such release or make any other public statement without the prior approval of the other, except as may be required by Applicable Law (including the regulations promulgated under the Exchange Act).

5.2.  Further Assurances.

 Subject to the terms and conditions of this Agreement, each other Transaction Agreement and Applicable Law, upon the reasonable request of the other Party, each Party shall execute and deliver such further documents or instruments and take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate the transactions contemplated by this Agreement and each other Transaction Agreement, and to refrain from taking any action that would prevent or delay the consummation of transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, each of MCEL and Horizon hereby agrees that it will use its commercially reasonable efforts to cause the execution and delivery of a definitive agreement on the terms set forth in the Joint Collaboration LOI as soon as practicable after the date of this Agreement.

5.3.  Board Observers.  MCEL agrees that Horizon shall have the right to designate one (1) non-voting observer to MCEL’s board of directors (the “Horizon Observer”) and Horizon agrees that MCEL shall have the right to designate one (1) non-voting observer to Horizon’s board of directors (the “MCEL Observer”).  The Horizon Observer and the MCEL Observer shall each be entitled to receive notice of board meetings and shall have the right to attend and participate in such meetings, but shall not be entitled to cast any vote at any such meeting or consent in writing to any matter in lieu of any such meeting.  Notwithstanding the foregoing, (A) neither the Horizon Observer nor the MCEL Observer shall have any right to notice of or the right to participate in any board meeting at which MCEL or Horizon (as applicable) considers, discusses or approves the transactions contemplated by the Joint Collaboration LOI or any matters related thereto, (B) either Party may condition the right of the Horizon Observer or the MCEL Observer (as applicable) to (i) attend meetings of its board of directors, (ii) receive notice of such meetings and (iii) receive board materials relating to such meetings upon the execution and delivery of a confidentiality agreement reasonably acceptable to such Party, (C) either Party may prohibit the Horizon Observer or the MCEL Observer (as applicable) from (x) attending meetings of its board of directors (or any portion of any such meeting) or (y) receiving information relating to any such meeting, in either case if and to the extent that such Party reasonably believes that such prohibition is necessary to (1) ensure preservation of the attorney-client privilege or (2) protect a trade secret or other proprietary information of such Party.

5.4.  Lock-Up.

MCEL hereby agrees that (i) it will not sell, assign, transfer or otherwise dispose of any of the Horizon Shares during the period commencing on the date of this Agreement and ending on the first anniversary of the date of this Agreement (the “Lock-Up Period”) and (ii) any sale, assignment, transfer or disposition of the Horizon Shares by MCEL after the expiration of the Lock-Up Period will be made in compliance with Applicable Law (including, without limitation, the Securities Act (including the rules and regulations promulgated thereunder) and any applicable state securities laws) and the Horizon Articles.  Horizon hereby agrees that (i) it will not sell, assign, transfer or otherwise dispose of any of the MCEL Shares during the Lock-Up Period and (ii) any sale, assignment, transfer or disposition of the MCEL Shares by Horizon after the expiration of the Lock-Up Period will be made in compliance with Applicable Law (including, without limitation, the Securities Act (including the rules and regulations promulgated thereunder) and any applicable state securities laws).

5.5.  Voting Agreements.

5.6.  MCEL hereby agrees that with respect to all matters submitted for approval of the shareholders of Horizon during the Lock-Up Period, MCEL will vote all of the Horizon Shares in accordance with the recommendation of the board of directors of Horizon.  Horizon hereby agrees that with respect to all matters submitted for approval of the stockholders of MCEL during the Lock-Up Period, Horizon will vote all of the MCEL Shares in accordance with the recommendation of the board of directors of MCEL.

5.6                      Resale Registration Statement.  Subject to MCEL obtaining any necessary waivers and approvals with respect to existing registration rights, MCEL shall, unless MCEL reasonably concludes that the MCEL Shares held by Horizon will be freely transferable in the absence of registration without volume limitations upon the expiration of the Lock-Up Period  (i) not later than 90 days prior to the expiration of the Lock-Up Period, file with the SEC a registration statement on Form S-3 (or another appropriate form) (the “Registration Statement”) registering under the Securities Act the resale of the MCEL Shares by Horizon and (ii) use its reasonable best efforts to have the Registration Statement declared effective by the SEC on or prior to the expiration of the Lock-Up Period.  MCEL agrees that it shall use its reasonable best efforts to obtain any waivers and approvals necessary to effect the registration contemplated by this Section 5.6.  Horizon agrees that it shall be a condition precedent to MCEL’s registration obligations under this Section 5.6 that Horizon (i) furnish to MCEL such information regarding Horizon, its Affiliates and the intended method of disposition of the MCEL Shares as shall be reasonably requested by MCEL to effect the effectiveness of the registration contemplated by this Section 5.6 and (ii) execute and deliver such documents in connection with such registration as MCEL may reasonably request.  All registration fees, printing fees, accounting fees and fees and disbursements of counsel for MCEL in connection with the registration contemplated by this Section 5.6 shall be paid by MCEL and any underwriting fees, discounts and commissions and all fees and disbursements of counsel for Horizon in connection with the registration contemplated by this Section 5.6 shall be paid by Horizon.  In connection with the filing of the Registration Statement, MCEL shall, as promptly as practicable:

(a)           prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement (the “Prospectus”) as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for six months from the effective date or such lesser period until all of the MCEL Shares registered thereunder (the “Registrable Shares”) are sold;

(b)           furnish to Horizon such reasonable number of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as Horizon may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares;

(c)           use its reasonable best efforts to register or qualify the Registrable Shares under the securities or blue sky laws of such states as Horizon shall reasonably request, and do any and all other acts and things that may be necessary to enable Horizon to consummate the public sale or other disposition of the Registrable Shares in such states; provided, however, that MCEL shall not be required, as a result of this Section 5.6(c), to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its organizational documents in a manner that the MCEL board of directors determines is inadvisable;

(d)           cause all of the Registrable Shares to be listed on each securities exchange or automated quotation system on which the MCEL Common Stock is then listed;

(e)           make available for inspection by Horizon, any managing underwriter participating in any disposition pursuant to the Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or retained by Horizon, all financial and other records, pertinent corporate documents and properties of MCEL and cause its officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with the Registration Statement;

(f)           notify Horizon after it shall receive notice of the time when the Registration Statement has become effective or a supplement to any Prospectus forming a part of the Registration Statement has been filed; and

(g)           notify Horizon of any request by the SEC for any amendment or supplement of the Registration Statement or the Prospectus.

If MCEL has delivered a Prospectus to Horizon and, after having done so, the Prospectus is amended to comply with the requirements of the Securities Act, MCEL shall promptly notify Horizon and, if requested, Horizon shall immediately cease making offers and sales of Registrable Shares thereunder and return all Prospectuses to MCEL.  MCEL shall promptly provide Horizon with revised Prospectuses and, following receipt of the revised Prospectuses, Horizon may resume making offers and sales of the Registrable Shares pursuant thereto.

6.  Indemnification.

6.1.  Indemnification of Horizon.

 MCEL hereby agrees to indemnify Horizon and its Affiliates, directors, officers, employees and agents (and, with respect to the matters described in clauses (iv), (v) and (vi) below, any underwriter of the Registrable Shares and each other Person, if any, who controls Horizon within the meaning of the Securities Act or the Exchange Act) against, and agrees to hold each of them harmless from, any and all claims, demands, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties, court costs, costs and expenses (including reasonable fees and expenses of external counsel and the costs and expenses of investigating and defending such claims) (“Damages”) incurred or suffered by any of them arising out of or based upon (i) any breach of any representation or warranty made by MCEL in this Agreement, (ii) any breach of any covenant or agreement to be performed by MCEL pursuant to this Agreement, (iii) violations by MCEL of Applicable Law with respect to the Horizon Securities, (iv) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, (v) the omission or alleged omission of a material fact required to be stated in the Registration Statement or the Prospectus or necessary to make the statements therein, under the circumstances in which they were made, not misleading or (vi) any violation or alleged violation by MCEL of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; provided, however, that with respect to the matters described in clauses (iv), (v) and (vi) above, MCEL will not be liable in any such case to the extent that any such Damages arise out of or are based upon any untrue statement or omission made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to MCEL by or on behalf of Horizon or the underwriter in such offering specifically for use in the preparation thereof.

6.2.  Indemnification of MCEL.  Horizon

 hereby agrees to indemnify MCEL and its Affiliates, directors, officers, employees and agents (and, with respect to the matters described in clauses (iv), (v) and (vi) below, each Person who controls MCEL within the meaning of the Securities Act or the Exchange Act) against, and agrees to hold each of them harmless from, any and all Damages incurred or suffered by any of them arising out of or based upon (i) any breach of any representation or warranty made by Horizon in this Agreement or in the Horizon Note, (ii) any breach of any covenant or agreement to be performed by Horizon pursuant to this Agreement or in the Horizon Note, (iii) violations by Horizon of Applicable Law with respect to the MCEL Shares, (iv) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, (v) the omission or alleged omission of a material fact required to be stated in the Registration Statement or the Prospectus or necessary to make the statements therein, under the circumstances in which they were made, not misleading or (vi) any violation or alleged violation by Horizon of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; provided, however, that with respect to the matters described in clauses (iv), (v) and (vi) above, (1) Horizon will only be liable in any such case to the extent that any such Damages arise out of or are based upon any untrue statement or omission made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to MCEL by or on behalf of Horizon specifically for use in the preparation thereof, and (2) Horizon’s liability shall not exceed the amount of net proceeds received by Horizon as a result of its sale of the Registrable Shares pursuant to the Registration Statement.

6.3.  Procedures.

(a)  If Horizon or any of its Affiliates or any of their respective directors, officers, employees and agents, seek indemnification pursuant to Section 6.1, or MCEL or any of its Affiliates or any of their directors, officers, employees and agents, seek indemnification pursuant to Section 6.2, the Person seeking indemnification (the “Indemnified Party”) shall give written notice to the Party from whom such indemnification is sought (the “Indemnifying Party”) promptly (and in any event within 30 days) after the Indemnified Party becomes aware of the facts giving rise to such claim for indemnification (an “Indemnified Claim”) specifying in reasonable detail the factual basis of the Indemnified Claim, stating the amount of the Damages, if known, the method of computation thereof, containing a reference to the provision of this Agreement in respect of which such Indemnified Claim arises and demanding indemnification therefor.  The failure of an Indemnified Party to provide notice in accordance with this Section 6.3 shall not constitute a waiver of that party’s claims to indemnification pursuant to Section 6.1 or Section 6.2, as applicable, except to the extent that any such failure or delay in giving notice causes the amounts paid by the Indemnifying Party to be greater than they otherwise would have been or otherwise materially prejudices the Indemnifying Party.  If the Indemnified Claim arises from the assertion of any claim, or the commencement of any suit, action or proceeding brought by a Person that is not a party hereto (a “Third Party Claim”), any such notice to the Indemnifying Party shall be accompanied by a copy of any papers served on or delivered to the Indemnified Party in connection with such Third Party Claim.

(b)  Upon receipt of notice of a Third Party Claim from an Indemnified Party pursuant to Section 6.3(a), the Indemnifying Party will be entitled to assume the defense and control of such Third Party Claim subject to the provisions of this Section 6.3.  After written notice by the Indemnifying Party to the Indemnified Party of its election to assume the defense and control of a Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party for any legal fees or expenses subsequently incurred by such Indemnified Party in connection therewith.  Notwithstanding anything in this Section 6.3 to the contrary, if the Indemnifying Party does not assume defense and control of a Third Party Claim as provided in this Section 6.3, the Indemnified Party shall have the right to defend such Third Party Claim, subject to the limitations set forth in this Section 6.3, in such manner as it may deem appropriate.  Whether the Indemnifying Party or the Indemnified Party is defending and controlling any such Third Party Claim, they shall select counsel, contractors, experts and consultants of recognized standing and competence, shall take all steps necessary in the investigation, defense or settlement thereof, and shall at all times diligently and promptly pursue the resolution thereof.  The Party conducting the defense thereof shall at all times act as if all Damages relating to the Third Party Claim were for its own account and shall act in good faith and with reasonable prudence to minimize Damages therefrom.  The Indemnified Party shall, and shall cause each of its Affiliates, directors, officers, employees, and agents to, cooperate fully with the Indemnifying Party in connection with any Third Party Claim.

(c)  The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claims, and the Indemnified Party shall consent to a settlement of, or the entry of any judgment arising from, such Third Party Claims; provided, however, that the Indemnifying Party shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (2) shall not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to such Indemnified Party or to the conduct of that party’s business; and (3) shall obtain, as a condition of any settlement or other resolution, a complete and irrevocable release of each Indemnified Party and such settlement or judgment (x) shall not require any admission of liability, fault or wrongdoing by any Indemnified Party or impose any non-monetary obligation on an Indemnified Party (such as, by way of example, and not in limitation, injunctive relief) and (y) shall not require any admission or statement that could reasonably be expected to materially impair, disparage or otherwise adversely affect, the business reputation of the Indemnified Party.  Except to the extent of the foregoing, no settlement or entry of judgment in respect of any Third Party Claim shall be consented to by any Indemnifying Party or Indemnified Party without the express written consent of the other Party.

(d)  If an Indemnifying Party makes any payment on an Indemnified Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims or benefits of the Indemnified Party with respect to such claim.

7.  Miscellaneous.

7.1.  Survival.

 The representations and warranties of MCEL and Horizon contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the second anniversary of the termination of this Agreement, except that:

(a)  the representations and warranties in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 shall survive indefinitely;

(b)  the representations and warranties in Sections3.17, 3.21, 4.17 and 4.21 shall survive until 30 days after the expiration of the applicable statute of limitations; and

(c)  those covenants and agreements set forth in this Agreement and the Horizon Note that, by their terms, are to have effect after the Closing (including, without limitation, Section 5.1 hereof) shall survive for the period contemplated by such covenants and agreements, or, if no period is expressly set forth, until the expiration of the statute of limitations applicable to any claim relating thereto.

7.2.  Transfer; Successors and Assigns.

 No Party shall assign any rights or obligations under this Agreement without the prior written consent of the other Party.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3.  Governing Law; Submission to Jurisdiction.

 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES ACCEPT, FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF AFORESAID COURTS.  EACH PARTY HERETO IRREVOCABLY AND EXPRESSLY WAIVES ANY OBJECTION TO VENUE LAID THEREIN.  Each Party hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

7.4.  Counterparts.

 This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile signature.

7.5.  Construction of Certain Terms.

 The titles of the articles, sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.  Wherever the words “including,” “include” or “includes” are used in this Agreement, they shall be deemed followed by the words “without limitation.”  References to any gender shall be deemed to mean any gender.  The Parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

7.6.  Notices.

 All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the address or facsimile number set forth below or to such other address or facsimile number as delivered by notice to the other Party in accordance with this Section 7.6:

If to MCEL:

Millennium Cell Inc.
One Industrial Way West
Eatontown, NJ 07724
Attention:  Adam Briggs, President
Facsimile:  (732) 542-4010

With a copy to:

Dickstein, Shapiro LLP
1177 Avenue of the Americas
New York, NY 10036
Attention:  Malcolm I. Ross, Esq.
Facsimile:  (212) 319-7616

If to Horizon:

Horizon Fuel Cell Technologies Pte. Ltd.
4th Floor, Block 39, #2041 Jinshajiang Road
200333, Shanghai, P.R. Cina
Attention:  George Gu
Facsimile:  (+86) 21 5270 5064

With a copy to:

Wilmer Cutler Hale and Dorr LLP
Alder Castle
10 Noble Street
London EC2V 7QJ
Attention:  Trisha L. Johnson, Esq.
Facsimile:  +44 (0)20 7645 2424

7.7.  Fees and Expenses.

MCEL and Horizon shall each pay their own costs and expenses in connection with the negotiation and documentation of this Agreement and the transactions contemplated hereby.

7.8.  Amendments and Waivers.

 Neither this Agreement nor any term of this Agreement may be amended, terminated or waived without the prior written consent of MCEL and Horizon.  Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon MCEL, Horizon, each transferee of the MCEL Shares and Horizon Securities issued hereunder and each future holder of all such securities.

7.9.  Severability.

 The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.10.  Delays or Omissions.

 No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

7.11.  Entire Agreement.

 This Agreement (including the Exhibits and Schedules hereto), the Joint Collaboration LOI and the Horizon Note constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and supersede any other written or oral agreement relating to the subject matter hereof and thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, MCEL and Horizon have executed this Securities Purchase and Sale Agreement as of the date first written above.

MILLENNIUM CELL INC.

By:  /s/John D. Giolli
        Name: John D. Giolli
        Title:   Chief Financial Officer

HORIZON FUEL CELL TECHNOLOGIES
PTE LTD.

By:  Taras Wankewycz
        Director

By:  Zhijun Gu
        Director, Chief Executive Officer

EXHIBIT A

FORM OF JOINT COLLABORATION LOI

EXHIBIT B

FORM OF HORIZON NOTE